Exhibit 8



                   List of subsidiaries - As of March 31, 2004
                   -------------------------------------------

                                                                                           Country of
                       Name of Subsidiary            Shareholding percentage            Incorporation
                       ------------------            -----------------------            -------------
                     Mainsoft Corporation                       Common 71.2             United States
                                                           Preferred A 28.4
                                                            Preferred B 100
                                                           Preferred D 72.9
                     IntraComp Group Inc.                               100             United States
       SCH Software Conversion House Ltd.                               100                    Israel
    MSI Multiconn Solutions International                               100                    Israel
                              (1995) Ltd.
              Multiconn Technologies Ltd.                                40                    Israel
               Crystal Europe (1999) B.V.                               100           The Netherlands
                     Crystal America Inc.                               100             United States
                    Crystal Sapphire Ltd.                               100                    Israel
    Alexandria Migration Technologies Ltd                               100                    Israel
              Blue Phoenix Solutions B.V.                               100           The Netherlands
              Blue Phoenix Solutions Ltd.                               100                    Cyprus
              Blue Phoenix Solutions GmbH                               100                   Germany
               Blue Phoenix Solutions SRL                               100                     Italy
        Blue Phoenix Solutions Nordic ApS                               100                   Denmark
          Blue Phoenix Solutions U.K Ltd.                               100            United Kingdom
          Blue Phoenix Solutions USA Inc.                               100             United States
    Blue Phoenix Solutions Australia srl.                               100                 Australia
              Advanced Systems Europe B.V                               100           The Netherlands
                       Liraz systems Ltd.                               100                    Israel
                Liraz Systems export Ltd.                               100                    Israel
         Liraz Systems (investments) Ltd.                               100                    Israel
  Burford International Applications Ltd.                               100            United Kingdom
         Burford management services PTE.                               100                 Singapore
                     Level 8 Systems Ltd.                               100                    Israel
                      Liacom Systems Ltd.                                51                    Israel
                     Alphatech (2000) Srl                                65                   Romania
                            Ce -Post Ltd.                               100                    Israel
                Outlook&BluePhoenix  Ltd.                               100                    Israel
                           Intercomp Ltd.                                62                    Israel